Equity Pledge Agreement

By and among

Shareholders of Shenzhen Jifu Communication Technology Co., Ltd.

(“Pledgor”)

Shenzhen CCPower Investment Consulting Co., Ltd.

(“Pledgee”)

and

Shenzhen Jifu Communication Technology Co., Ltd.

(“Company”)

[May 7, 2013]

Equity Pledge Agreement	Confidential

Equity Pledge Agreement

This Equity Pledge Agreement (hereinafter referred to as “this Agreement”) is entered into on May 7, 2013 by and among the following parties:

(1)	Shareholders of Shenzhen Jifu Communication Technology Co., Ltd. (hereinafter called “Pledgor”), as follows:

Name of the Shareholder	Shareholding Ratio (%)	Contribution	ID Card No.
Sumin Su	55	RMB1,650,000	360104196204090424
Di Wu	45	RMB1,350,000	440301198703170913

(2)

Shenzhen CCPower Investment Consulting Co., Ltd. (hereinafter called “Pledgee”), a wholly foreign owned enterprise registered in China with its registered address at Room 705,Cyber Times Tower B, Tairan Road, Futian district, Shenzhen, China. It’s legal representative is Renyan GE; and

(3)

Shenzhen Jifu Communication Technology Co., Ltd. (hereinafter called the “Company”), an enterprise duly registered in Shenzhen, China, with its registered address at West Side, 4 Floor, 8 Building, Maqueling Industrial Zone, Nanshan District, Shenzhen, China.

(Pledgor, Pledgee and the Company are collectively called the “Parties” or “Each Party” respectively hereunder.)

WHEREAS

1.	The Company is a domestic company incorporated and validly existing under PRC Laws, and its business license No. is 440301105334393;
2.	The Pledgor legally holds 100% of the outstanding equity interests (as defined below) in the Company;
3.	The Pledgee is a wholly foreign-owned enterprise incorporated under the PRC Laws (as defined below);
4.

Pledgor signed a loan agreement (the “Loan Agreement”) with Pledgee on the same date of the execution of this Agreement. According to the Loan Agreement, Pledgee will provide the loan to Pledgor, and Pledgor agrees to pledge all her Equity Interests in the Company as a guaranty of the performance of the obligations under the Loan Agreement;

5.

Pledgee signed a entrusted management agreement (the “Entrusted Management Service Agreement”) with the Company and Pledgor on the same date of the execution of this Agreement, and Pledgor agrees to pledge all her equity interests in the Company to Pledgee as a guaranty for the performance of her obligations thereunder;
6.

Pledgee signed a technical service agreement (the “Technical Service Agreement”) with the Company and Pledgor on the same date of the execution of this Agreement, and Pledgor agrees to pledge all her Equity Interests in the Company to Pledgee as a guaranty for the performance of the obligations thereunder; and

7.

Pledgee signed an exclusive purchase option agreement (the “Exclusive Purchase Option Agreement”) with the Company and Pledgor on the same date of the execution of this Agreement, and the Parties thereto agree that Pledgor shall pledge all her Equity Interests in the Company to Pledgee as a guaranty of the performance of the obligations assumed by Pledgor and the Company thereunder.

NOW THEREFORE, the Parties, through friendly negotiations, hereby enter into this Agreement with respect to the equity pledge.

1.          Definitions and Interpretation

Unless otherwise provided in this Agreement, the following terms shall have the following meanings:

1.1	“Business Day” refers to any calendar day except Saturday, Sunday and other public holidays as permitted by PRC Laws;
1.2	“Equity”, “Equities” or “Equity Interests” refers to all of the equity interests in the Company, including the equity interests set forth on the table in Recital 1 on page 1;
1.3	“Event of Default” refers to the event as defined in Article 8 hereunder;
1.4

“Main Agreements” refers to the Loan Agreement, Entrusted Management Agreement, Technical Service Agreement and Exclusive Purchase Option Agreement and the appendixes or amendments thereof (if applicable);

1.5	“Pledged Equity” refers to all the Pledgor’ Equity Interests in the Company as provided in Article 2.1 which will be pledged to Pledgee;
1.6	“PRC” refers to the People’s Republic of China, for the purpose of this Agreement, excluding the Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan Province;
1.7	“PRC Laws” refers to all PRC laws, administrative regulations and government rules in effect; and
1.8

“Right of Pledge” refers to the right owned by the Pledgee to be first compensated from the money converted from or the proceeds from the auction or sale of the Pledged Equity by the Pledgee in the event Pledgor and/or the Company fail to fulfill in whole the obligations specified under the Main Agreements, and such right shall cause the Pledgee to be entitled to the dividends arising from Pledged Equity.

2.	Equity Pledge

2.1

The Parties agree that Pledgor shall pledge all her Equities in the Company to the Pledgee as a guaranty for the performance of the obligations assumed by the Pledgor and/or the Company under each of the Main Agreements.

2.2

In case that the Pledgor increases or reduces her Equity Interests in the Company during the term of this Agreement, the Pledged Equity shall be automatically expanded or reduced to cover all of the Equity Interests owned by the Pledgor after the increase or reduce is completed.

2.3

The Pledgee shall be entitled to exercise its Right of Pledge pursuant to the provisions set forth in Article 7 and Article 8 herein. The Parties agree that, in case any act conducted by the Pledgor or the Company may adversely affect the Pledgee’s Right of Pledge, the Pledgee shall be entitled to require the Pledged Equity to be auctioned or sold in advance and the proceeds from such auction or sale shall be used to settle the debt secured by the Pledged Equity in advance. The Pledgor and the Company shall accept the request from Pledgee as provided above and shall provide all the necessary assistances to the Pledgee for enforcement of the above request. The Pledgor and the Company shall not prevent the Pledgee from exercising the above rights.

2.4

The Pledge shall become effective as of the date when the pledge of the Equity Interest is recorded in the shareholder register of the Company (including both the original and duplicate copies). The Pledge shall be continuously valid until all payments due and all obligations under the Main Agreements have been fulfilled by the Company and the Pledgor.

3.	Registration of Pledge
3.1

Upon the execution of this Agreement, the Pledgor shall cause the Company to record the Right of Pledge in the Company’s shareholder list and deliver such list affixed with the seal of the Company as well as the original of shareholder capital contribution certificate of the Pledgor to the Pledgee or any third party designated by the Pledgee for keeping. During the term of this Agreement, if there are any changes to the Company’s shareholder list or the registered capital contribution certificate which receive the prior consent from the Pledgee, the Pledgee shall return the shareholder list and registered capital contribution certificate to the Company for modification, and the Company shall complete the modification and deliver such modified shareholder list and registered capital contribution certificate to Pledgee.

4.	Representations and Warranties
4.1	Each Party under this Agreement represents and warrants to other Parties that:
	(1)	it has relevant power, rights and authorizations for the execution of this Agreement hereof, and performance of the obligations hereunder;
	(2)	it has obtained the written approval and authorization with respect to the execution and implementation of this Agreement from each of the relevant third parties, if any;

(3)	the execution and performance of this Agreement do not violate or conflict with any of the terms and conditions of other agreements sighed between the Parties.
4.2	The Pledgor represents and warrants to the Pledgee that:
	(1)	the Pledgor is the legal owner of the Pledged Equity, and have fulfilled the obligations of capital contribution in the registered capital of the Company;
	(2)	except for the Right of Pledge as setup hereunder, the Pledged Equity is not subject to any pledge, guaranty or other encumbrances;
(3)

except for the capital increase provided in the Loan Agreement, the Pledgor has not and will not, increase the Company’s registered capital, transfer the Equity to any third party or make any agreements, whether oral or written, with respect to the transfer of Pledged Equity.

4.3	The Company agrees to be jointly liable for all representations and warranties made by the Pledgor hereunder.

5.	Obligations of Pledgor
5.1	The dividend and bonus, if any, arising from the Pledged Equity shall be deposited in an escrow account under the supervision by the Pledgee;
5.2

Apart from the encumbrance set forth hereunder and under the Exclusive Purchase Option Agreement, without the Pledgee’s prior written consent, the Pledgor shall not sell, transfer, mortgage or otherwise dispose of the Pledged Equity, nor shall they place or allow any encumbrances on such Pledged Equity;

5.3

Without Pledgee’s prior written consent, Pledgor shall not engage in any business or operation which is in competition with the Company, the Company’s owned or controlled subsidiaries and Pledgee, nor shall Pledgor invest in or work for any company or entity which is in competition with the Company, the Company’s owned or controlled subsidiaries, or Pledgee;

5.4

Without the Pledgee’s prior written consent, the Pledgor shall not supplement or amend the Articles of Association of the Company in any manner, nor shall they take action to increase or decrease the registered capital or change the shareholding structure of the Company in any manner;

5.5

Without Pledgee’s prior written consent, the Pledgor shall guarantee that they shall not approve resolutions related to the dissolution, liquidation and change of legal form of the Company, or its owned or holding subsidiaries;

5.6

The Pledgor shall guarantee that the shareholder’s meeting of the Company shall not approve any profit distribution proposal, nor request or accept such distributed dividend, without the Pledgee’s prior written consent; upon the Pledgee’s request, the Pledgor shall promptly convene the shareholder’s meeting for the purpose of allocating the Company’s profits, approve any profit distribution proposal approved in writing by the Pledgee, and accept such distributed dividend;

5.7	Upon the Pledgee’s request, the Pledgor shall provide the Pledgee with all the information regarding the business operation and financial condition of the Company;

5.8	The Pledgor shall not incur or succeed to any debts or liabilities which may adversely affect her Equity Interests in the Company without the Pledgee’s prior written consent;
5.9

The Pledgor shall appoint, and appoint only, the candidates nominated by the Pledgee to the board of directors and supervisor office of the Company, and shall not replace such candidates without the Pledgee’s prior written consent;

5.10

The Pledgor shall guarantee that the shareholder’s meeting of the Company and the directors of the Company appointed by themselves will not approve any acquisition by, any consolidation with, or any investment in any third party, without the Pledgee’s prior written consent;

5.11

The Pledgor shall promptly notify the Pledgee of any pending or threatened lawsuit, arbitration or administrative dispute which involve the assets, business or incomes of the Company, and take all positive measures against aforesaid lawsuits, arbitrations or administrative dispute;

5.12	The Pledgor shall not commit any conduct that may adversely affect the assets, business operation, the debts and liabilities of the Company, without the Pledgee’s prior written consent;
5.13

To the extent permitted by the PRC laws and regulations, and at any time upon Pledgee’s request, the Pledgor shall promptly and unconditionally transfer all or part of her Equity Interests of the Company to Pledgee or its designated third party in accordance with the Exclusive Purchase Option Agreement, and waive her preemptive rights with respect to such transfer;

5.14

The Pledgor shall guarantee that the shareholder’s meeting of the Company will approve the resolution in respect of the Equity Transfer or Assets Transfer under the Exclusive Purchase Option Agreement;

5.15	The Pledgor shall make every efforts to guarantee that the Company performs its obligations in Article 6 hereunder;
5.16

The Pledgor shall, to the extent permitted by applicable laws, cause the business term of the Company (including the circumstance of change of business terms) to be no shorter than that of the Pledgee, which is approved by the relevant authorities (including the circumstance of change of business terms);

5.17

The Pledgor shall strictly comply with the provisions of this Agreement, and effectively perform her obligations hereunder, and shall be prohibited from committing any conduct which may affect the validity or enforceability of this Agreement.

6.	Obligations of the Company
6.1

Without the Pledgee’s prior written consent, the Company shall not make any supplement or amendment to the Articles of Association or rules of the Company, the Company’s owned and controlled subsidiaries (the “Subsidiaries”) in any manner, nor increase or decrease the registered capital or change the shareholding structure of aforesaid entities in any manner;

6.2	The Company shall prudently and effectively maintain its business operations according to good financial and business standards so as to maintain or increase the value of its assets;
6.3

Unless as required for its business operation or upon the prior written consent by Pledgee, the Company and Subsidiaries shall not transfer, mortgage or otherwise dispose of the lawful rights and interests to and in their assets or incomes, nor to encumber their assets and income in any way that would affect the Pledgee’s security interests;

6.4	The Company and Subsidiaries shall not incur or succeed to any debts or liabilities unless as required for its business operation or upon the prior written consent by Pledgee;
6.5	Without the Pledgee’s prior written consent, the Company and Subsidiaries shall not enter into any material contract (exceeding RMB 1,000,000 in value);
6.6

Without the Pledgee’s prior written consent, the Company and Subsidiaries shall not provide any loans or guaranty (exceeding RMB 1,000,000 in value) to or receive borrowings (exceeding RMB 1,000,000 in value) from any third party;

6.7	At the Pledgee’s request, the Company shall provide the Pledgee with all information regarding its and the Subsidiaries’ business operation and financial condition;
6.8	The Company shall purchase insurance in such amounts and categories as customary among the companies doing similar business and having similar assets;
6.9	Without the Pledgee’s prior written consent, the Company and Subsidiaries shall not establish new subsidiaries, acquire or consolidate with any third party, nor invest in any third party;
6.10

The Company shall promptly notify the Pledgee of any pending or threatened lawsuit, arbitration or administrative disputes which involve its and Subsidiaries’ assets, business or incomes, and take all positive measures against aforesaid lawsuits, arbitrations or administrative dispute;

6.11

Without the Pledgee’s prior written consent, the Company and Subsidiaries shall not distribute any dividends to the Pledgor in any manner, and at the Pledgee’s request, it shall promptly distribute all distributable dividends to the Pledgor;

6.12	Without the Pledgee’s prior written consent, the Company and Subsidiaries shall not commit any conduct that would materially affect its assets, business or liabilities.

7.	Exercise of Right of Pledge
7.1	The Pledgee may exercise the Right of Pledge at any time following the delivery of Notice of Default as provided in Article 8.2 to the Pledgor.
7.2

The Pledgee is entitled to cash from the Pledged Equity or be first compensated with the money converted from or the proceeds from auction or sale of all or part of Pledged Equity in accordance with legal procedures unless the Pledgor has duly and completely performed the obligations under Main Agreements.

7.3

Within the term of this Agreement, if the Pledged Equity hereunder is subjected to any compulsory disposal taken by a court or other government authorities due to the Pledgor’ failing to repay the debts or the Pledgor’s violation of PRC laws or state policies, etc., the Pledgor shall,

(1)	notify the Pledgee in writing of such compulsory disposals immediately following its occurrence;
(2)

use all efforts (including but not limited to provide other security to the court or other government authorities) to dismiss the compulsory disposal taken by the court or other government authorities over the Pledged Equity.

7.4	The Pledgor shall not hinder the Pledgee from exercising the Right of Pledge and shall give necessary assistance so that the Pledgee could realize its Right of Pledge.

8.	Events of Default
8.1	The following events shall be regarded as the Events of Default under this Agreement:
	8.1.1	Any Party breaches any of the representations or warranties hereunder;
	8.1.2	The Pledgor and/or the Company breaches any of the representations or warranties under any Main Agreements;
	8.1.3	The Pledgor and/or the Company fail(s) to duly and completely perform any obligation hereunder;
	8.1.4	The Pledgor and/or the Company fail(s) to duly and completely perform the obligations under the Main Agreements;
8.1.5

Any other borrowing, lending, guaranty, compensation or other liabilities of the Pledgor with any third parties: (1) is required for an early repayment or performance prior to the scheduled date due to any breach by the Pledgor; or (2) is due but can not be repaid or performed by the Pledgor as scheduled, which, at the sole discretion of the Pledgee, has an adverse effect on the Pledgor’ ability of performing the obligations under this Agreement and any Main Agreements;

	8.1.6	The Company fails to repay in full the debts which fall due;
8.1.7

The properties owned by Pledgor have significant adverse changes, which, at the sole discretion of Pledgee, has an adverse effect on Pledgor’ ability of performing the obligations under this Agreement.

8.2

Unless the Pledgor takes the action to Pledgee’s satisfaction to remedy the defaults as listed in Article 8.1 hereof, the Pledgee may give a written notice about default (“Notice of Default”) to the Pledgor when such default occurs or at any time thereafter.

9.          Taxes and Expenses
The Parties shall pay, in accordance with relevant PRC laws and regulations, their respective taxes and expenses arising from the execution and performance of this Agreement.

10.        Assignment

10.1	The Pledgor shall not transfer part or all of her rights and obligations under this Agreement without prior written consent from the Pledgee.

10.2

The Parties agree that, to the extent permitted by law, the Pledgee shall have the right to transfer any or all of her rights and obligations under this Agreement to any third party upon a five (5)–day written notice to the Pledgor and the Company without her approval. The Pledgor and the Company shall sign the relevant agreements and documents pursuant to the request from the Pledgee.

11.	Effectiveness, Modification and Cancellation
11.1	This Agreement shall be executed on the date set forth in the first page and shall become effective on the date of execution.
11.2	The modification of this Agreement shall not take effect unless a written agreement is duly signed by the Parties.
11.3	This Agreement shall not be terminated or canceled unless a written agreement is duly signed by the Parties.

12.	Confidentiality
12.1

The negotiation, execution and articles of this Agreement and any information, documents, data and all other materials (herein “Confidential Information”) arising out of the implementation of this Agreement, shall be kept in strict confidence by the Parties. Without the written approval by the other Parties, none of the Parties shall disclose any Confidential Information to any third party, but the following shall not be considered to be “Confidential Information”:

	a.	The materials that is known or may be known by the Public (not including the materials disclosed by each Party receiving the Confidential Information in breach of this Agreement); or
	b.	The materials required to be disclosed according to the applicable laws or the rules or provisions of stock exchange.

The materials may be disclosed by each Party to its legal or financial consultant relating to the transaction of this Agreement, provided that this legal or financial consultant shall comply with the confidentiality provisions set forth in this Section. The disclosure of the Confidential Information by staff or employed institution of any Party shall be deemed as the disclosure of such Confidential Information by such Party, and such Party shall bear the liabilities for breaching the Agreement.

12.2	This Article shall survive even if this Agreement is found to be invalid, amended, revoked, terminated or unable to implement by any reason.

13.	Force Majeure
13.1

An event of Force Majeure means an event that could not be foreseen, and could not be avoided and overcome, which includes among other things, but without limitation, acts of nature (such as earthquake, flood or fire), government acts, strikes or riots.

13.2

If an event of Force Majeure occurs, any of the Parties that is prevented from performing its obligations under this Agreement by an event of Force Majeure shall notify the other Parties without delay and within fifteen (15) days of the event provide detailed information about and notarized documents evidencing the event and take all reasonable means to minimize or remove the negative effects of Force Majeure on the other Parties, and shall not assume the liabilities for breaching this Agreement. While the Force Majeure is continuing, the Party alleging breach may suspend its performance. The Parties shall keep on performing this Agreement after the event of Force Majeure disappears.

14.	Applicable Law and Dispute Resolution
14.1	The execution, validity, construing and performance of this Agreement and the disputes resolution under this Agreement shall be governed by the laws and regulations of the PRC.
14.2

The Parties shall strive to settle any dispute arising from or in connection with this Agreement through friendly consultation. In case no settlement can be reached through consultation within thirty (30) days after such dispute is raised, each Party can submit such matter to China International Economic and Trade Arbitration Commission in Beijing for arbitration in accordance with its rules. The language of arbitration shall be English. The arbitration award shall be final conclusive and binding upon the Parties.

14.3	During the process of dispute-resolution, the Parties shall continue to perform other terms under this Agreement, except for provision of dispute resolution.

15.	Miscellaneous
15.1

Entire Agreement. The Parties acknowledge that this Agreement constitutes the entire agreement of the Parties with respect to the subject matters therein and supersedes and replaces all prior or contemporaneous oral or written agreements and understandings.

15.2	Successor. This Agreement shall bind and benefit the successor of each Party and the transferee permitted hereunder with the same rights and obligations as if the original parties hereof.
15.3

Notice. Any notice required to be given or delivered to the Parties hereunder shall be in writing and delivered to the address as indicated below or such other address or as such party may designate, in writing, from time to time. All notices shall be deemed to have been given or delivered upon by personal delivery, fax and registered mail. It shall be deemed to be delivered upon: (1) registered air mail: five (5) business days after deposit in the mail; (2) personal delivery or delivery by fax: two (2) business days after transmission. If the notice is delivered by fax, it should be confirmed by original through registered air mail or personal delivery.

Pledgor:

Sumin Su
Address: 3D, Building 2, Manao Ge, Yitian Mingyuan, Futian District;
Tel: 0755-26710021
Fax: 0755-26710227

Di Wu
Address: 18B, Building No.120, Yitian Chun, Futian District,;

Tel: 0755-26710021
Fax: 0755-26710227
Pledgee:Shenzhen CCPower Investment Consulting Co., Ltd.
Contact Person: Renyan GE
Address: Room 705,Cyber Times Tower B, Tairan Road, Futian district, Shenzhen, China.
Tel: 136-3266-8228

The Company: Shenzhen Jifu Communication Technology Co., Ltd.
Contact person: Sumin Su
Address: West Side, 4 Floor, 8 Building, Maqueling Industrial Zone, Nanshan District, Shenzhen, China
Postal Code:518000
Tel: 0755-26710021
Fax: 0755-26710227

15.4

Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining portions shall not in any way be affected or impaired thereby. In such event, the parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which effects the parties original intention to the largest extent.

15.5

Governing Language. This Agreement shall be executed in English and Chinese language versions, each of which shall have equal validity. However, in the event of any inconsistency between the two, the English language version shall govern and control.

15.6	Copies. This Agreement is executed in five (5) copies with each Party holding one (1) copy. Each of the originals shall be equally valid and authentic.

[Signature page follows]

IN WITNESS WHEREOF, each party has executed this Agreement and delivered as of the date first above written.

Pledgor
Shareholders of Shenzhen Jifu Communication Technology Co., Ltd.

Sumin Su:             /s/ Sumin Su

Di Wu:                  /s/ Di Wu

Pledgee
Shenzhen CCPower Investment Consulting Co., Ltd.

Legal Representative:        Renyan Ge

Signature & Seal:           /s/ Renyan Ge

The Company
Shenzhen Jifu Communication Technology Co., Ltd.

Legal Representative:         Sumin Su

Signature & seal:           /s/ Sumin Su